SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Andersons, Inc.

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THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

March 15, 2005

Dear Shareholder:

          You are cordially invited to attend the Annual Meeting of shareholders that will be held on Thursday, May 6, 2005, at 1:30 p.m., local time, at The Andersons’ Headquarters Building, 480 West Dussel Drive, Maumee, Ohio 43537.

          This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and how to vote your proxy and procedures for the meeting. It also describes how the board operates and gives you information about our director candidates. A form of proxy for voting at the meeting and our 2004 annual report to shareholders is included with this booklet.

          It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. I urge you to vote your proxy as soon as possible so that your shares may be represented at the meeting. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

          I look forward to seeing you on May 6.

Sincerely,
/s/Richard P. Anderson

Richard P. Anderson Chairman, Board of Directors

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	May 6, 2005
Time:	1:30 P.M.
Place:	The Andersons’ Headquarters Building
480 West Dussel Drive
Maumee, Ohio 43537

Matters to be voted upon:

1.	The election of ten directors to hold office for a one-year term.

2.	The ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2005.

3.	The approval of the 2005 Long-Term Performance Compensation Plan

4.	Any other matters that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Holders of record of The Andersons, Inc. Common Shares as of the close of business on February 28, 2005 will be entitled to vote at the Annual Meeting.

By order of the Board of Directors

Maumee, Ohio
March 15, 2005	/s/ Naran U. Burchinow

Naran U. Burchinow
Secretary

Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please vote your shares by proxy, either by mailing the enclosed proxy card, by telephone or via the internet. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537

PROXY STATEMENT
__________________

Annual Meeting of Shareholders
May 6, 2005

Introduction

     The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on each of the proposals. You are invited to attend the Annual Meeting and vote your shares directly. However, even if you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the meeting on your behalf. This proxy is being mailed to shareholders on or about March 15, 2005.

This Proxy Solicitation

     Included in this package are the proxy card and this proxy statement. The proxy card and the identification number on it are the means by which you authorize another person to vote your shares in accordance with your instructions.

     This proxy statement provides you with information about the proposals and about The Andersons, Inc. (“Corporation”) that you may find useful in deciding how to vote. After this introduction, you will find the following eight sections:

•	Voting

•	Proposals

•	Board of Directors

•	Appointment of Independent Registered Public Accounting Firm

•	2005 Long-Term Performance Compensation Plan

•	Share Ownership

•	Executive Compensation

•	Other Information

The Annual Meeting

     As shown on the Notice of Annual Meeting, the Annual Meeting will be held on Thursday, May 6, 2005, at The Andersons’ Headquarters Building in Maumee, Ohio. The Corporation’s Code of Regulations requires that a majority of our Common Shares be represented at the Annual Meeting, either in person or by proxy, in order to transact business.

     Abstentions and broker non-votes (proxies held in street name by brokers that are not voted on all proposals) will be treated as present for purposes of determining whether a majority is represented.

     There were no shareholder proposals submitted for the Annual Meeting. We must receive any shareholder proposals for the 2006 Annual Meeting at our principal offices in Maumee, Ohio by December 31, 2005.

Common Shares Outstanding

     On February 28, 2005, The Andersons, Inc. had issued and outstanding 7,389,519 shares of common stock.

Voting

     You are entitled to one vote at the Annual Meeting for each Common Share of The Andersons, Inc. that you owned of record as of the close of business on February 28, 2005.

How to Vote Your Shares

     You may vote your shares at the Annual Meeting by proxy or in person. Even if you plan to attend the meeting, we urge you to vote in advance. If your shares are recorded in your name, you may cast your vote in one of these four ways:

•	Vote by telephone: You can vote by phone at any time by calling the toll-free number (for residents of the U.S.) listed on your proxy card. To vote, enter the control number listed on your proxy card and follow the simple recorded instructions. If you vote by phone, you do not need to return your proxy card.

•	Vote by mail: If you choose to vote by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

•	Vote via the internet: You can vote via the internet by accessing the following website – www.computershare.com/us/proxy. Follow the simple instructions and be prepared to enter the code listed on your proxy card. If you vote via the internet, you do not need to return your proxy card.

•	Vote in person at the Annual Meeting

     Shareholders who hold their shares beneficially in street name through a nominee (such as a bank or a broker) may be able to vote by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

     When you vote by proxy, the shares you hold will be voted in accordance with your instructions. Your telephone or mail proxy vote will direct the designated persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. The Board has designated Naran Burchinow, Matt Anderson and Dale Fallat to serve as the proxies for the Annual Meeting.

How to Revoke Your Proxy

     You may revoke your proxy at any time before it is exercised by any of the following means:

•	Notifying Naran U. Burchinow, our Corporate Secretary, in writing prior to the Annual Meeting;

•	Submitting a later dated proxy card or telephone vote;

•	Attending the Annual Meeting and revoking your proxy in writing. Your attendance at 108 the Annual Meeting will not, by itself, revoke a proxy.

Voting at the Annual Meeting

     Your shares will be voted at the meeting as directed by the instructions on your proxy card or voting instructions if: (1) you are entitled to vote, (2) your proxy was properly executed, (3) we received your proxy prior to the Annual Meeting, and (4) you did not revoke your proxy prior to the meeting.

The Board’s Recommendations

     If you send a properly executed proxy without specific voting instructions, the designated proxies will vote your shares for the election of the nominated directors and the ratification of the independent registered public accounting firm.

Votes Required to Approve Each Item

     The Code of Regulations also states that the nominees for director receiving the greatest number of votes shall be elected. Therefore, abstentions and broker non-votes will not count as a vote for or against the election of directors. The ratification of independent registered public accounting firm requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal. The approval of the 2005 Long-Term Performance Compensation Plan requires a majority of the common shares present and eligible to vote. A broker non-vote or abstention will count as a vote against this proposal.

Where to Find Voting Results

     We will announce the voting results at the Annual Meeting and will publish the voting results in the Corporation’s Form 10-Q for the second quarter ended June 30, 2005. We will file that Form 10-Q with the Securities and Exchange Commission in August 2005.

Proposals

     The Governance / Nominating Committee and the Board, including all independent directors, have nominated ten directors each for a one-year term. The Audit Committee has hired and the Board has approved PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2005 and recommends that you vote for their ratification. Finally, the Board has adopted the 2005 Long-Term Performance Compensation Plan.

Election of Directors

     The Board of Directors recommends the election of each of the nominees listed below. Each Director that is elected will serve until the next Annual Meeting or until their earlier removal or resignation. Each of the nominees listed is currently a Director of the Corporation.

The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

     Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

     The following is a brief biography of each nominee. Information as to their ownership of the Common Shares can be found in the Share Ownership section at page 16. All information provided is current as of the record date – February 28, 2005.

		Principal Occupation, Business Experience
Name	Age	and Other Directorships	Director Since
Michael J. Anderson	53	President and Chief Executive Officer since January 1999, President and Chief Operating Officer from 1996 through 1998, Vice President and General Manager of the Retail Group from 1994 until 1996 and Vice President and General Manager Grain Group from 1990 through 1994. Director of Interstate Bakeries Corporation and Fifth Third Bank, Northwest Ohio.	1988

Richard P. Anderson	75	Chairman of the Board since 1996, Chief Executive Officer from 1987 to 1998, Managing Partner from 1984 to 1987, general partner and member of Managing Committee from 1947 to 1987.	1987

Thomas H. Anderson	81	Chairman Emeritus since 1996, Chairman of the Board from 1987 until 1996, Senior Partner in 1987, general partner and member of Managing Committee from 1947 to 1987.	1987

John F. Barrett	55	Chairman, President and Chief Executive Officer of The Western and Southern Financial Group, previously President and Chief Operating Officer and Executive Vice President and Chief Financial Officer. Director of Convergys Corp., Inc. and Fifth Third Bancorp.	1992

Paul M. Kraus	72	Of counsel to the Toledo, Ohio law firm of Marshall & Melhorn, LLC, member since 1962.	1988

Donald L. Mennel	58	President and Treasurer of The Mennel Milling Company since 1984. Served as a member of the Federal Grain Inspection Service Advisory Board and a past chairman of the Eastern Soft Wheat Technical Board.	1998

		Principal Occupation, Business Experience
Name	Age	and Other Directorships	Director Since
David L. Nichols	63	President and Chief Operating Officer of the Rich’s Lazarus Goldsmith’s Macy’s Division of Federated Department Stores, Inc. since August 2000, previously Chairman and Chief Executive Officer of Mercantile Stores, Inc. Past director of the Federal Reserve Bank, Cleveland, Ohio.	1995

Dr. Sidney A. Ribeau	57	President of Bowling Green State University since 1995. Previously Vice President for Academic Affairs at California State Polytechnic University, Pomona, California. Director of Worthington Industries, Inc. and Convergys Corp., Inc.	1997

Charles A. Sullivan	69	Past Chairman of the Board and former Chief Executive Officer of Interstate Bakeries Corporation. Past director of UMB Bank of Kansas City, Missouri. Advisory director of Plaza Belmont, LLC.	1996

Jacqueline F. Woods	57	Retired President of SBC Ohio. Director of The Timken Company.	1999

     Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. Anderson is a nephew of Richard P. and Thomas H. Anderson and Paul M. Kraus.

     Charles A. Sullivan was formerly Chairman and Chief Executive Officer of Interstate Bakeries Corporation, which filed for Chapter 11 reorganization under the federal bankruptcy code on September 22, 2004. Mr. Sullivan’s last date of service as an executive officer of that company was September 30, 2002, which places the filing within the 2 year proxy disclosure requirement for bankruptcy filings. Michael J. Anderson remains a director of Interstate Bakeries Corporation.

     The Board of Directors recommends a vote FOR the election of the ten directors as presented.

Approval of Independent Registered Public Accounting Firm

     The Audit Committee has hired and the Board of Directors has approved PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit the financial statements of the Corporation for fiscal year 2005.

     If the shareholders do not ratify this appointment by a majority of the shares represented in person or by proxy at the Annual Meeting, the Audit Committee will consider other independent registered public accounting firm.

     The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm.

Approval of the 2005 Long-Term Performance Compensation Plan

     The Board of Directors presents to shareholders a proposal to approve and adopt The Andersons, Inc. 2005 Long-Term Performance Compensation Plan (the “Plan”) under which 410,000 shares of the Corporation’s Common Shares will initially be reserved for issuance. The Plan will be a successor plan to the Corporation’s existing Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001 (the “Prior Plan”) that was approved by the shareholders at the 2002 annual meeting. The Prior Plan will be frozen upon the approval of the Plan. It is estimated that as of April 2, 2005 there will be 212,000 previously authorized shares remaining to be issued under the Prior Plan that shall be transferred to the Plan. The previously authorized shares are included in the initial reserve proposal. Therefore, approval and adoption of the Plan by shareholders represents the authorization of 200,000 additional shares. The Plan is similar to the Prior Plan, but with the following differences:

1.	the Plan authorizes the Compensation Committee of the Board of Directors (the “Compensation Committee”) to designate certain pre-established performance goals, the accomplishment of which will be required in order for Performance Share Units (“PSUs”) granted under the Plan to become vested to the grantee,

2.	the Plan authorizes the Compensation Committee to grant Stock Only Stock Appreciation Rights (“SOSARs”) to be granted at a price at least equal to the fair market value on the date of grant with the value on the date of exercise paid in Common Shares only, and

3.	the expiration date for the Plan will be May 16, 2015.

The Board of Directors unanimously approved the proposed Plan, subject to shareholder approval at their Annual Meeting. The Plan is effective May 7, 2005 subject to the approval of the shareholders. The text of the proposed 2005 Long-Term Performance Compensation Plan is set forth in Appendix A to this Proxy Statement.

     The Board of Directors recommends a vote FOR approval of the Plan.

Other Business

     At the date of this Proxy Statement, we have no knowledge of any business other than the proposals described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted at the discretion of the proxy holders.

Board of Directors

Committees of the Board
Governance /
Name	Board	Audit	Compensation	Nominating
Michael J. Anderson	X
Richard P. Anderson	X*
Thomas H. Anderson	X
John F. Barrett	X		X
Paul M. Kraus	X
Donald L. Mennel	X	X*		X
David L. Nichols	X	X
Dr. Sidney A. Ribeau	X		X	X
Charles A. Sullivan	X	X		X*
Jacqueline F. Woods	X		X*

*Chair

Board Meetings and Committees

     The Board of Directors (the “Board”) held 5 meetings in 2004. Each director attended 75% or more of the 2004 meetings of the Board and its committees. Eight of the ten Board members attended the Annual Shareholders Meeting held on May 13, 2004.

     Audit Committee: The Audit Committee, among other duties, appoints the independent registered public accounting firm, reviews the internal audit and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the independent registered public accounting firm regarding internal controls and accounting procedures and management’s response to those comments. The Audit Committee met five times in 2004.

     The Board has determined that Donald L. Mennel, the Chairman of the Audit Committee, is an audit committee financial expert as defined in the federal securities laws. All members of the Audit Committee are independent as defined in the listing standards of the NASDAQ. Prior to May 2004, the Audit Committee Chair was David L. Nichols. He resigned from his position as chair, but continues as a member of the committee.

     Compensation Committee: The Compensation Committee, comprised solely of three independent directors, reviews the recommendations of the Corporation’s Chief Executive Officer as to the appropriate compensation that includes base salaries, short-term and long-term compensation, and benefits of the Corporation’s officers (other than the Chief Executive Officer) and determines the compensation of such officers and the Corporation’s Chief Executive Officer for the ensuing year. In addition, under the Corporation’s Prior Plan and 2005 Long-Term Performance Compensation Plan, the Compensation Committee reviews, approves and recommends to the Board of Directors grants of equity-based compensation to all participants. The Compensation Committee met twice in 2004.

     Governance / Nominating Committee: The Governance / Nominating Committee is comprised solely of three independent directors. This Committee met twice in 2004. The Committee recommends to the Board actions to be taken regarding its structure, organization and functioning, selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, recommends a slate of directors to be submitted to the shareholders for approval and conducts regular meetings of the independent directors without management being present. The Governance / Nominating Committee recommends the election to the Board of each nominee named in this Proxy Statement. The charter for the Governance / Nominating Committee was included in the Proxy Statement for the 2004 Annual Meeting held on May 13, 2004 as Appendix C. All members of the Governance / Nominating Committee are independent as defined in the listing standards of the NASDAQ.

     It is the policy of the Governance/Nominating Committee to consider for nomination as a director any person whose name is submitted by a shareholder, provided that the submission is made prior to December 31 or the year that precedes the next annual meeting of shareholders and provided that the person is willing to be considered as a candidate.

     Each candidate for director is evaluated on the basis of his/her ability to contribute expertise to the businesses and services in which the Corporation engages, to conduct himself/herself in accordance with the Statement of Principles, and to contribute to the Mission and greater good of the Corporation. The candidate’s particular expertise, as well as existing Board expertise, is taken into consideration. A candidate’s “independence,” as defined by applicable laws, and the Board’s ratio of independent to non-independent directors is also taken into consideration. Qualifications and specific qualities or skills considered necessary for one or more of the directors to possess include, but are not limited to, the following:

•	Able to serve for a reasonable period of time

•	Multi-business background preferred

•	Successful career in business preferred

•	Active vs. retired preferred

•	Audit Committee membership potential

•	Strategic thinker

•	Leader / manager

•	Agribusiness background, domestic and international

•	Transportation background

•	Retail background

•	Brand marketing exposure

Submission of names by shareholders are to be made to the Secretary of the Corporation, at the Corporation’s Maumee, Ohio address, who, in turn, submits the names to the Chair of the Governance / Nominating Committee.

     Shareholder Communications to Board: Shareholders may send communications to the Board by writing any of its officers at the Corporation’s Maumee, Ohio, address; or, by calling any officer at 419-893-5050 or 800-537-3370. All shareholder communications intended for the Board will be forwarded to the Board members. Shareholders may also obtain additional information about the Corporation at the Corporation’s website (www.andersonsinc.com).

Code of Ethics

     The Corporation has a Standards of Business Conduct that applies to all employees, including the principal executive officer, principal financial officer and the principal accounting officer. This Standards of Business Conduct is available on the Corporation’s website (www.andersonsinc.com). The Corporation intends to post amendments to or waivers from its Standards of Business Conduct to the extent applicable to the Corporation’s chief executive officer, principal financial officer or principal accounting officer on its website.

Director Compensation

     Directors who are not employees of the Corporation receive an annual retainer of $22,500. The chairpersons of the Audit, Compensation and Governance / Nominating Committees each receive an additional retainer of $3,000. Directors may elect to take their annual retainer in cash, Common Shares, stock options on the Corporation’s Common Shares or as deferred compensation.

     Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting and Annual Meeting attended. Members of each committee, including the chairpersons, who are not employees of the Corporation, receive $1,000 for each committee meeting attended. Participation in Board and committee meetings by phone will be paid at a rate of one half of the regular meeting amount. Beginning in 2002, directors participating in telephone conference meetings with management that are not regularly scheduled committee meetings, also receive a fee of the greater of $500 or one half of the regular meeting amount.

     Directors and Thomas Anderson, chairman emeritus, also receive an option grant each year based partially on the Corporation’s financial performance of the previous year. In 2005, the grant date was moved to April 1 from January 1, which allows for completion of the annual audit of the prior year. Director grants vest after one year, expire in five years and are granted at the market price on the date of grant. Each director received a grant of 2,100 options on January 1, 2004 and is expected to receive a grant of 3,000 option shares on April 1, 2005.

     Thomas Anderson, chairman emeritus, receives payments totaling $75,000 annually from the Corporation comprised of an annual retainer of $20,000 for Board of Director responsibilities and $55,000 for business consulting and advisory services.

Audit Committee Report

     The Audit Committee of The Andersons, Inc. Board of Directors is comprised of three independent directors and operates under a written charter (included in the Proxy Statement for the May 13, 2004 Annual Meeting as Appendix A). The Audit Committee appoints, compensates and oversees the Corporation’s independent registered public accounting firm. The Audit Committee’s appointment is presented to the shareholders in the annual proxy statement for ratification.

     Management is responsible for the Corporation’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Corporation’s independent registered public accounting firm is responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing their report. The Audit Committee is responsible to monitor and oversee these processes.

     In this context, the Audit Committee has met and held discussions with management, internal audit and the independent registered public accounting firm. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management, internal audit and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard

No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

     The Audit Committee has also reviewed the services provided by the independent registered public accounting firm (as disclosed below under the caption “Audit Fees”) when considering their independence.

     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE Donald L. Mennel (chair), David L. Nichols, Charles A. Sullivan

Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

     PricewaterhouseCoopers LLP (“PwC”) served as the Corporation’s independent registered public accounting firm for the year ended December 31, 2004. The Audit Committee has appointed PwC as the independent registered public accounting firm of the Corporation for the year ended December 31, 2005.

     Representatives from PricewaterhouseCoopers LLP are expected to attend the meeting. They will have an opportunity to make a statement at the meeting if they desire to do so and are expected to be available to respond to questions.

Audit Fees

     During 2004, PwC not only acted as the Corporation’s independent registered public accounting firm but also rendered other services to the Corporation. The following table sets forth the aggregate fees billed by PwC for audit services related to 2004 and 2003 and for other services billed in the most recent two years:

Fees	2004		2003
Audit	$1,315,000		$432,300
Audit-related	24,000	(1)	341,300	(1)
Tax	11,880	(2)	215,000	(3)
Other	1,500	(4)	1,400	(4)

Total	$1,352,380		$990,000

(1)	Fees for accounting consultations in connection with various acquisitions, assistance in planning the Sarbanes-Oxley 404 internal controls project, review of railcar lease-financing transactions and other consultations concerning financial accounting and reporting standards.

(2)	Fees for tax consultations related to an acquisition.

(3)	Fees for assistance in evaluating fixed asset tax depreciation policies.

(4)	Annual license fee for technical accounting research software.

Policy on Audit Committee Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

     In accordance with the Securities and Exchange Commission’s rules issued pursuant to the Sarbanes Oxley Act of 2002, which were effective as of May 6, 2003 and require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by the Corporation’s independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by the Corporation’s independent registered public accounting firm. This policy specifically pre-approves at the beginning of each fiscal year all audit and audit-related services to be provided by the independent registered public accounting firm during that fiscal year within a general budget. The Audit Committee is updated as to the actual billings for these items on a quarterly basis.

     Tax and all other services that are permitted to be performed by the independent registered public accounting firm, but could also be performed by other service providers, require specific pre-approval by the Audit Committee after considering other bids and the impact of these services on auditor independence. If the Audit Committee pre-approves services in these categories obtained from the independent registered public accounting firm, the Audit Committee is updated on a quarterly basis as to the actual fees billed under each project.

     Since May 6, 2003, 100% of the tax and other fees were pre-approved by the Audit Committee. All fees noted above were for full-time, permanent employees of PricewaterhouseCoopers LLP.

2005 Long-Term Performance Compensation Plan

Purpose

     On March 31, 2004, the Financial Accounting Standards Board (“FASB”) issued its exposure draft, Share-Based Payment, an amendment of Statement of Financial Accounting Standard 123 and 95. As expected, the final FASB Standard issued in December 2004 will require the recognition of cost of employee services received in exchange for equity instruments in the financial statements in 2005 for the Corporation. This, along with increasing concerns from investors regarding the delivery of equity compensation and the potential dilutive effects of traditional options led the Corporation to re-evaluate the design of the Amended and Restated Long-Term Performance Compensation Plan (the “Prior Plan”) to ensure that the objectives and elements of the 2005 Long-Term Performance Compensation Plan (the “Plan”) provided the best incentive for executive and management performance and the best alignment of participant interests with the interests of shareholders.

     Therefore the primary purpose of the Plan is to provide competitive long-term compensation to participants in order to align their interest with shareholder interest through share ownership and investment in the Corporation, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives. The Corporation’s management believes that the Corporation’s future success and profitability will depend in large measure on its ability to continue to attract, retain and motivate highly qualified individuals. In order to do this, an effective compensation policy for these individuals must include not only a competitive annual salary and bonus, but also long-term incentives linked to growth in shareholder value and corporate performance.

Common Shares Available under the 2005 Long-Term Performance Compensation Plan

     The Plan authorizes 200,000 Common Shares to be used for the grant of awards in addition to the number of Common Shares that remain available under the Prior Plan at its termination. To the extent that any award expires, is forfeited or terminates without having been exercised, the Common Shares subject to that award will be available for other awards.

     The Corporation intends to utilize treasury shares that it has purchased for awards under the Prior Plan. As of February 28, 2005, approximately 1,041,000 Common Shares were held in treasury.

Terms of the 2005 Long-Term Performance Compensation Plan

     The 2005 Long-Term Performance Compensation Plan is set forth in its entirety in Appendix A to this Proxy Statement. The following is a summary of the principal features. Reference to the Plan in the following is to the 2005 Long-Term Performance Compensation Plan.

General terms

     The primary purpose of the Plan is to provide competitive long-term compensation to participants in order to align their interest with shareholder interests through share ownership and investment in the Corporation, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives. Officers and key employees, as well as non-employee directors, are eligible to receive non-qualified stock options, incentive stock options, stock only stock appreciation rights (“SOSARs”), restricted shares, performance share units (“PSUs”) and/or other cash or Common Share performance awards. The Compensation Committee and the Board of Directors approves participant eligibility criteria, as well as the form of award (cash or Common Shares), the type, amount and the award terms.

     Vesting of options, SOSARs, PSUs and restricted shares is set forth in the award agreement and is established by the Committee. In certain circumstances, the vesting period, the amount awarded and the expiration period of the awards may be adjusted, as follows:

Death, Disability, Retirement or Termination of Employment due to Sale of a Participant’s Business Unit

I.	Options and SOSARs. Any unvested awards shall vest immediately and fully. The awards will expire on the earlier of (a) the original expiration date for such award (not to exceed 10 years), and (b) one year from the date of such event (see also, Termination of Employment for cause below)

II.	Restricted Shares. Any unvested awards will become fully vested and all restrictions will lapse as of the date of such event, making the Common Shares fully available and unrestricted.

III.	Performance Share Units. These awards shall remain subject to the performance vesting criteria set forth in the award agreement. The original number of PSUs granted that shall be subject to performance vesting at the end of the performance period shall be adjusted to a number proportionate to the number of months of service, the participant was actively employed during the performance period.

Change in Control

I.	Options and SOSARs. Any unvested awards will be immediately and fully vested. The awards will expire in accordance with the expiration provisions set forth in the award agreement.

II.	Restricted Shares. Any unvested awards will become fully vested and all restrictions will lapse as of the date of such event, making the Common Shares fully available and unrestricted.

III.	Performance Share Units. Any unvested awards will be immediately and fully vested, and for award calculation purposes all performance targets shall be deemed fully achieved, for purposes of full payment of Common Shares.

     Generally, a participant’s rights and interests in an award are not transferable except by will or in certain situations. For all awards, expiration is immediate if termination was for cause.

     The Plan will terminate on May 6, 2015. Termination will not affect the right of any Participant to receive awards previously granted.

Options

•	May include non-qualified and incentive stock options.

•	The option price will be at least equal to the market price at the date of grant.

•	No participant may receive options to purchase more than 150,000 Common Shares in one year.

•	The Compensation Committee or the Board of Directors will determine vesting period and term of the option, as well as method of payment for the option price.

Stock Only Stock Appreciation Rights (SOSAR)

•	SOSARs are rights to receive a number of Common Shares, based upon the appreciation in the fair market value of the Common Shares over a specified period as determined by the Compensation Committee or the Board of Directors.

•	Grant price will be at least equal to fair market value on date of grant.

•	Value payable upon exercise is equal to the fair market value at the exercise date minus the grant price and shall only be payable in Common Shares.

•	The Compensation Committee or the Board of Directors will determine vesting period and term of the SOSAR.

Performance Share Units (PSUs)

•	Performance Share Units are awards granting the right to receive Common Shares, as determined by the degree to which specified performance objectives have been achieved during a performance period.

•	The vesting of a PSU award will be based on threshold and target objectives as determined by the Compensation Committee or the Board of Directors

•	Payment of a vested PSU award will be made within 75 days after the end of a calendar year in which the PSU becomes vested. Payment of a PSU is in the form of Common Shares and cannot be paid out in cash.

•	PSUs have no shareholder rights during the performance period, however, equivalent dividends may be made through the grant of additional PSUs.

Restricted Shares

•	Restricted shares are Common Shares or that include one or more restrictions, most commonly a restriction on sale. Restricted shares may be awarded from time to time by the Compensation committee or the Board to participants on a contingency basis.

•	Restricted shares allow their holder to receive dividends and vote on shareholder matters.

•	Upon the lapse of the restriction, fully transferable Common Shares will be issued.

•	The Compensation Committee or the Board of Directors determines the vesting provisions and schedule for each restricted share award.

Federal Income Tax Consequences

     The following is a brief description of the principal United States federal income tax consequences related to awards made under the 2005 Long-Term Performance Compensation Plan. The Corporation does not give tax advice, and recommends that each participant should consult his or her own tax advisor.

     A participant will not be subject to tax at the time a non-qualified option is granted. Upon the exercise of a non-qualified option, an amount equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and the Corporation will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will be treated by the participant as either capital gain or loss.

     A participant receiving an incentive stock option receives special federal income tax treatment under certain circumstances. Generally, a participant receiving an incentive stock option grant does not recognize taxable income either at the time of grant or at exercise. A participant must meet certain employment conditions to receive this special treatment and must hold the shares received upon exercise for certain periods to recognize capital gains rather than compensation income on certain portions of the sales proceeds of the shares issued at exercise. A participant may be subjected to alternative minimum tax upon the exercise of an incentive stock option. The Corporation has not issued any incentive stock options to date.

     In general, a participant who receives a performance share unit or restricted share does not recognize taxable income at the date the award is granted. The participant does recognize taxable compensation income at the time and in the amount of the value of any shares that become vested under the terms of the award.

     A participant who receives Common Shares under a performance share unit or restricted share award that are subject to vesting does not normally recognize taxable income at the time of grant. Instead the participant recognizes taxable compensation income at the time those shares vest, in an amount equal to the fair market value of such shares at the end of the performance period, or on the date the restriction lapses, as applicable. This fair market value is also the participant’s tax basis for those shares and the holding period normally begins on the day following the day that the performance period ends or the restriction lapses.

     Dividends paid on Common Shares subject to vesting are taxable compensation income for federal income tax purposes when received until the date the restriction lapses.

     Rather than recognizing income under the above rules, a participant may elect with respect to a restricted share award to recognize compensation income equal to the fair market value of the Common Shares on the award date by filing an election under Section 83(b) of the Internal Revenue Code. The election must be filed with the Internal Revenue Service no later than 30 days after the award date. If a participant makes such an election, his or her tax basis in those Common Shares is equal to the taxable compensation income and his or her holding period normally begins on the day following the award date.

     If a participant is subject to Section 16(b) of the Securities and Exchange Act of 1934, as amended, the tax consequences of a performance award or a restricted award may be different than those described above. Generally, a participant subject to Section 16(b) does not recognize taxable income on receipt of property such as Common Shares until he or she is no longer subject to liability with respect to disposition of such Common Shares. However, by filing an election under Section 83(b) of the Internal Revenue Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, a Section 16(b) person will recognize taxable income at the time of such transfer. The tax basis and holding period for such shares is determined in the same way as for those of other shareholders making the Section 83(b) election described above.

     The previous discussion is intended only as a summary rather than a complete analysis of all potential tax effects relevant to participants in the Amended and Restated Long-Term Performance Compensation Plan. Participants are advised to consult their own tax advisor concerning federal, state, local and other tax considerations relating to such awards. In particular, it is recommended that each participant consult his or her own tax advisor if a) participant is subject to Section 16(b) or b) is considering making a Section 83(b) election.

Benefits under the 2005 Long-Term Performance Compensation Plan

     The following table sets forth the amount of options and restricted awards that were granted under the Prior Plan in 2004.

Units
Name and Position	(Common Shares)

Dennis S. Addis, President, Plant Nutrient Division	12,500
Michael J. Anderson, President and Chief Executive Officer	33,500
Daniel T. Anderson, President, Retail Group	11,500
Harold M. Reed, President, Grain Division	11,500
Rasesh H. Shah, President, Rail Group	12,500
Executive group	118,300
Non-executive director group	20,524
Non-executive officer employee group	72,375

Share Ownership

Shares Owned by Directors and Executive Officers

     This table indicates the number of Common Shares owned by the executive officers and directors as of February 28, 2005. The table displays this information for the group as a whole, for each director individually and for the five most highly compensated executive officers.

	Amount and Nature of Shares
	Beneficially Owned as of February
	28, 2005
		Aggregate Number Of
		Shares Beneficially		Percent of
Name	Options (a)	Owned		Class (b)
Dennis J. Addis	34,250	9,987	(g)	*
Daniel T. Anderson	30,250	137,343		2.26%
Michael J. Anderson	125,282	157,652	(c)	3.77%
Richard P. Anderson	133,142	341,127	(d)	6.30%
Thomas H. Anderson	—	275,773	(e)	3.73%
John F. Barrett	7,200	14,786		*
Paul M. Kraus	7,200	112,283	(f)	1.62%
Donald L. Mennel	5,580	11,803		*
David L. Nichols	2,100	9,756		*
Harold M. Reed	44,050	14,842		*
Dr. Sidney A. Ribeau	7,387	6,740		*
Rasesh H. Shah	28,250	13,960		*
Charles A. Sullivan	7,200	19,771	(h)	*
Jacqueline F. Woods	7,200	10,058		*
All directors and executive officers as a group (21 persons)	538,612	1,289,578		23.06%

(a)	Includes options exercisable within 60 days of February 28, 2005.

(b)	An asterisk denotes percentages less than one percent.

(c)	Includes 51,546 Common Shares held by Mrs. Carol H. Anderson, Mr. Anderson’s spouse; 6,482 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson’s son; 6,982 Common Shares held by Laura J. Anderson, Mr. Anderson’s daughter; and 6,982 Common Shares held by Colin J. Anderson, Mr. Anderson’s son. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(d)	Includes 331,061 Common Shares held by Richard P. Anderson, LLC. Richard P. Anderson holds all options on Common Shares. Voting shares of the LLC are held 50% by Richard P. Anderson and 50% by Mrs. Frances H. Anderson, Mr. Anderson’s spouse. Nonvoting shares are held 31.7% each by Mr. Anderson and Mrs. Anderson. Mr. and Mrs. Anderson’s children hold the remaining nonvoting shares. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(e)	Includes 132,745 Common Shares held by Thomas H. Anderson Trust and 143,028 Common Shares held by Mary P. Anderson Trust. Mrs. Mary P. Anderson is Mr. Anderson’s spouse. Mr. Anderson disclaims beneficial ownership of such Common Shares.

(f)	Includes 55,558 Common Shares held by Mrs. Carol A. Kraus, Mr. Kraus’s spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.

(g)	Includes 700 Common Shares owned by Jeremy Addis, Mr. Addis’s son. Mr. Addis disclaims beneficial ownership of such Common Shares.

(h)	Includes 3,650 Common shares owned by Charles A. Sullivan Trust.

Share Ownership of Certain Beneficial Owners

		Amount and Nature
	Name and Address of	of Beneficial
Title of Class	Beneficial Owner	Ownership	Percent of Class

Common Shares	Aegis Financial Corporation	522,717	7.07%
	1100 North Glebe Road
	Suite 1040
	Arlington, Virginia 22201

Common Shares	First Wilshire Securities Management, Inc.	405,150	5.48%
	600 South Lake Street
	Suite 100
	Pasadena, California 91106

Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. In addition, persons that are not officers or directors but who beneficially own more than ten percent of Common Shares, must also report under Section 16(a). Copies of all Section 16(a) forms filed by officers, directors and greater-than-10% owners are required to be provided to the Corporation.

     We have reviewed the reports and written representations from the executive officers and directors. Based on our review, we believe that all filing requirements were met during 2004, except for the following:

•	Dennis Addis filing a late Form 4 for transfers from him to his children on January 2, 2004

•	Dennis Addis filing a late Form 4 for transfers from him to his children on December 23, 2004

•	Michael Anderson filing a late Form 4 for sales made by him on November 15, 2004

Executive Compensation

     This section contains charts that show the amount of compensation (both cash and Common Shares) earned by the Corporation’s five most highly paid executive officers. It also contains the performance graph comparing the Corporation’s performance relative to our peer group of companies and the report of our Compensation Committee explaining the compensation philosophy for the Corporation’s most highly paid executive officers.

Summary Compensation Table

				Long Term	All Other
	Annual Compensation			Compensation	Compensation
Name and Position	Year	Salary	Bonus	Option Grants	(a)

Michael J. Anderson	2004	$366,667	$300,000	33,500	$6,665
President and Chief	2003	348,333	185,000	35,000	6,000
Executive Officer	2002	300,000	200,000	40,000	6,000

Dennis J. Addis	2004	198,750	155,000	12,500	5,352
President	2003	179,583	132,500	12,000	6,000
Plant Nutrient Division	2002	162,833	110,000	7,500	6,000

Daniel T. Anderson	2004	209,281	60,050	11,500	7,311
President	2003	211,998	75,000	12,000	4,975
Retail Group	2002	199,169	90,000	10,000	6,000

Harold M. Reed	2004	205,167	180,000	11,500	6,150
President	2003	200,000	95,000	12,000	6,000
Grain Division	2002	193,333	150,000	10,000	5,500

Rasesh H. Shah	2004	203,500	275,000	12,500	6,665
President	2003	187,667	82,500	12,000	5,484
Rail Group	2002	181,333	45,000	7,500	5,890

(a)	Corporation’s matching contributions to the 401(k) retirement plan and the deferred compensation plan. Also service award value for Mike Anderson, Dan Anderson and Rasesh Shah.

Option Grants

	2004 Individual Grants
					Potential Realizable
	Number of	% of Total			Value at
	Securities	Options Granted			Assumed Annual rates of Share
	Underlying	to Employees in			Price Appreciation for Option
	Options	Fiscal	Exercise or		Term (b)
	Granted (a)	Year	Base Price	Expiration Date	5%	10%

Dennis J. Addis	12,500	6.50%	$15.967	1/1/09	$254,750	$321,375
Michael J. Anderson	33,500	17.41%	$15.967	1/1/09	682,730	861,285
Daniel T. Anderson	11,500	5.98%	$15.967	1/1/09	234,370	295,665
Harold M. Reed	11,500	5.98%	$15.967	1/1/09	234,370	295,665
Rasesh H. Shah	12,500	6.50%	$15.967	1/1/09	254,750	321,375

(a)	These options, granted on January 1, 2004, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a share price of $20.38 per share and 10% results in a price of $25.71 per share for the five-year option term. See (b) for a discussion of the annual growth factors used in calculating potential realizable value.

(b)	Potential realizable value is based on the assumed annual growth of the Corporation’s Common Shares for the option term. Actual gains, if any, on share option exercises are dependent on the future performance of the shares. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in 2004 and Year-End Values

			Unexercised	Value of In-the-
			Options at	Money Options at
			Year End (#)	Year End ($)
	Shares Acquired	Value	Exercisable /	Exercisable /
Name (a)	on Exercise	Realized	Unexercisable	Unexercisable (b)

Dennis J. Addis	—	$—	26,900	$372,685
			11,100	117,578
Michael J. Anderson	50,000	709,750	114,732	1,679,924
			30,600	326,013
Daniel T. Anderson	—	—	23,200	315,247
			10,500	111,858
Harold M. Reed	14,000	167,569	37,000	542,511
			10,500	111,858
Rasesh H. Shah	13,805	219,201	20,900	271,435
			11,100	117,578

(a)	None of the individuals in this table has stock appreciation rights.

(b)	The value of in-the-money options is calculated as the difference between the closing market price of the Corporation’s Common Shares underlying the Corporation’s stock options as of December 31, 2004 ($25.50) and the exercise price of the option.

Equity Compensation Plan Information

The following table gives information as of December 31, 2004 about the Corporation’s Common Shares that may be issued upon the exercise of options under all of our existing equity compensation plans.

Equity Compensation Plan Information
(c)
Number of securities
remaining available
	(a)		(b)	for future issuance
	Number of securities		Weighted-average	under equity
	to be issued upon		exercise price of	compensation plans
	exercise of		outstanding	(excluding
	outstanding options,		options, warrants	securities reflected
Plan category	warrants and rights		and rights	in column (a))

Equity compensation plans approved by security holders	778,575	(1)	$11.90	729,064	(2)

(1)	This number includes options (754,424) and restricted shares (24,151) outstanding under the Corporation’s Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2001. This number does not include any shares related to the Employee Share Purchase Plan. This Employee Share Purchase Plan allows employees to purchase common shares at the lower of the market value on the beginning or end of the calendar year through payroll withholdings. This purchase is completed as of December 31.

(2)	This number includes 292,495 Common Shares available to be purchased under the Employee Share Purchase Plan.

Estimated Retirement Benefits

     The following table shows estimated annual regular pension benefits payable to officers and other key employees upon retirement if occurring today at age 65 under the provisions of our qualified and non-qualified pension plans. These benefits are based upon compensation and years of service.

	Approximate Annual Retirement Benefit
Average Five-Year	Based Upon the Indicated Years of Service (b)
Compensation (a)	5 Years	10 Years	15 Years	25 Years	30 Years

100,000	$6,900	$13,700	$20,600	$34,300	$41,100
150,000	10,600	21,200	31,800	53,000	63,600
200,000	14,400	28,700	43,100	71,800	86,100
250,000	18,100	36,200	54,300	90,500	108,600
300,000	21,900	43,700	65,600	109,300	131,100
350,000	25,600	51,200	76,800	128,000	153,600
400,000	29,400	58,700	88,100	146,800	176,100
450,000	33,100	66,200	99,300	165,500	198,600
500,000	36,900	73,700	110,600	184,300	221,100

(a)	Compensation includes base pay plus bonus.

(b)	The benefits shown reflect the election of a single life annuity. Each of the named executives has seventeen years of credited service.

Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors is pleased to present its report on executive compensation. The Committee exercises the Board’s powers in reviewing all aspects of cash and long-term compensation for executive officers and other key employees. All members of the Compensation Committee are independent as defined by the Securities and Exchange Commission and the National Association of Securities Dealers.

Compensation Philosophy

     The Corporation’s compensation philosophy is to pursue and create a direct linkage between executive compensation and continuous improvements in corporate performance and increases in shareholder value. The Corporation has adopted the following objectives as guidelines for compensation decisions:

•	Implement a balance between short- and long-term compensation to leverage the Corporation’s annual and long-term business objectives and strategy by encouraging executive performance in fulfilling those objectives in a manner consistent with the values expressed in the Corporation’s Mission Statement and Statement of Principles.

•	Provide short-term cash compensation opportunities based on annual Corporation, business unit, and individual performance.

•	Provide long-term equity compensation opportunities to reward achievement of the Corporation’s long-term performance goals and to align interests of executives with shareholders.

•	Require executives to build and maintain a continuing equity investment in the Corporation which is appropriate to individual roles and responsibilities.

•	Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

•	Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions.

•	Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

     During 2004 the Corporation formed a task force and retained the services of an outside consultant to facilitate and conduct a comprehensive review of the Amended and Restated Long-Term Compensation Plan dated December 14, 2001 (the “Prior Plan”). The task force assessed the effectiveness of the Prior Plan design, reviewed emerging trends with respect to the delivery of equity and cash-based long-term incentive compensation, evaluated the impact of and considered planning opportunities presented by the recent changes in accounting standards, and examined alternative strategies for delivering equity-based long-term incentive compensation. Based on the task force findings and recommendations, the Corporation is revising its long-term compensation strategy to strengthen the alignment of executive officers and other key employees with shareholder interests and to more closely align compensation with the achievement of long-term corporate performance. The Corporation has also adopted a share ownership and retention policy for all participants in the Plan effective April 1, 2005. This policy is intended to promote sound corporate governance by appropriately aligning the interests of executives and other managers with the interests of shareholders.

Compensation Program Components

     We regularly review the Corporation’s compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the Corporation’s performance. Elements of the compensation program for executive officers are further explained below.

     Base Salary and Bonus Base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with that of companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons. The Corporation’s bonus program considers a portion of this base salary “at risk” and determines how much of the at-risk dollars are awarded each year based on both quantitative and qualitative factors.

     Long-Term Compensation Plan The Corporation sponsors a long-term performance compensation plan that provides certain employees with share options and/or share awards based both on Corporation and individual performance. The exercise price of options is the market price of the Common Shares on the grant date. Share awards may include restrictions that require continued employment prior to vesting.

     Stock Ownership and Retention Policy The Corporation adopted a stock ownership and retention policy effective April 1, 2005. The policy applies to all participants in the long-term performance compensation plan including executive officers, directors and other key employees. The policy requires participants to build and maintain an ongoing ownership stake in the

Company and thereby link to shareholder interests. The policy includes both stock ownership and retention requirement features. The key features of the policy are:

•	Each participant is encouraged to build and maintain a continuing equity investment in the Corporation which is appropriate to individual roles and responsibilities. Ownership guidelines were determined as a multiple of average base salary and converted to a number of fixed shares.

•	The policy does not require any participant to purchase shares in the market in order to meet the guidelines, rather the focus is on retaining shares delivered through the Plan. Until the ownership guideline level is achieved, participants are required to retain at least 75% of the net shares exercised or delivered from grants made after the effective date of the policy. For participants who are not officers of the Corporation, there is no retention requirement on shares delivered after the ownership guideline has been achieved unless the participant falls bellow the ownership guideline for any reason; in this case the 75% retention requirement applies until the level is once again achieved. If a participant is also an officer of the Corporation, the retention requirement is reduced to 25% of the net shares exercised or delivered once the ownership guideline is achieved.

•	In addition, regardless of whether the ownership guideline level is met, all participating officers must retain 100% of the net shares exercised or delivered for one year following the date of exercise or vesting as the case may be.

     Employee Benefit Plans. The Corporation also sponsors an Employee Share Purchase Plan that allows all employees to purchase Common Shares at the lower of the beginning or end of the year market price. Funding of these purchases is made through payroll deductions.

     Chief Executive Officer Compensation The Committee set the 2004 fiscal year cash compensation for Mr. Michael J. Anderson based on past compensation practices, policies and performance. Taking these factors into account, Mr. Anderson’s annual base salary was set at $366,667 for 2004. He also received a 2004 performance bonus of $300,000 and is expected to receive an April 1, 2005 grant of 30,000 non-qualified options and 5,040 performance share units. The performance share units grant Mr. Anderson the right to receive Common Shares at the end of the three year performance period December 31, 2007 dependent on the achievement of specified financial performance objectives for the period. In the future, we will continue to take responsibility for establishing the Chief Executive Officer’s annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

     Summary After our review of all existing programs, we continue to believe that the total compensation program for executives is focused on increasing shareholder value and enhancing corporate performance. We currently believe that the compensation of executive officers is properly linked to share appreciation through the Amended and Restated Long-Term Performance Compensation Plan and expect to continue and strengthen this linkage through the adoption and implementation of the 2005 Long-Term Performance Compensation Plan. We also believe that executive compensation levels are competitive with the compensation programs provided by the Corporation’s competitors. All members of the Committee have approved this report.

COMPENSATION COMMITTEE
Jacqueline F. Woods (chair), John F. Barrett, Sidney A. Ribeau

Performance Graph

     The graph below compares the total shareholder return on the Corporation’s Common Shares to the cumulative total return for the NASDAQ U.S. Index and a Peer Group Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any. The Peer Group Index, weighted for market capitalization, includes the following companies:

• Agrium, Inc.	• Greenbrier Companies,Inc.
• Archer-Daniels-Midland Co.	• Lesco, Inc.
• Corn Products International, Inc.	• Lowes Companies
• GATX Corp.

     This Peer Group Index was adjusted in 2004 as two of the companies previously used were no longer in existence as public companies and two companies (Scotts Company and Conagra, Inc.) have changed their focus to brand / packaged foods from the previous focus on agribusiness/lawn/turf products.

     The graph assumes a $100 investment in The Andersons, Inc. Common Shares on December 31, 1999 and also assumes investments of $100 in each of the NASDAQ U.S. and Peer Group indices, respectively, December 31 of the first year of the graph. The value of these investments on the following calendar year ends is shown in the table below the graph.

	Base Period		Cumulative Returns
	December 31, 1999	2000	2001	2002	2003	2004

The Andersons, Inc.	$100.00	$107.65	$128.43	$166.66	$213.87	$345.74
NASDAQ U.S.	100.00	60.82	48.18	33.13	49.95	54.53
Peer Group Index	100.00	94.53	147.08	122.11	173.71	196.93

Other Information

Shareholder Proposals for 2006 Annual Meeting

     The Secretary of the Corporation must receive shareholder proposals for consideration at the 2006 annual meeting no later than December 31, 2005. This deadline is necessary in order for the proposal to be considered for inclusion in the Corporation’s 2006 proxy materials.

Additional Information

     This proxy information is being mailed with the Corporation’s December 31, 2004 Summary Annual Report to Shareholders including the Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the Securities and Exchange Commission. You may obtain additional copies of the Corporation’s Annual Report on Form 10-K free of charge upon oral or written request to the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537. You may also obtain a copy of this document at the Securities and Exchange Commission’s Internet site at http://www.sec.gov. We expect that it will be filed on or about March 14, 2005.

     The proxies being solicited are being solicited by the Board of Directors of the Corporation. The cost of soliciting proxies in the enclosed form will be borne by the Corporation.

     Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope or register your vote by phone as soon as possible.

By order of the Board of Directors
/s/ Naran U. Burchinow
Naran U. Burchinow
Secretary

Appendix A

2005 LONG-TERM PERFORMANCE COMPENSATION PLAN

THE ANDERSONS, INC.

Dated May 6, 2005

SECTION I

Purpose

1.1	Purpose. The purpose of The Andersons, Inc. Long-Term Performance Compensation Plan (the “Plan”) is to provide competitive Long-Term Compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2	Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act (“Section 16 Persons”), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are Section 16 Persons are concerned.

1.3	Effectiveness of the Plan. The Plan will be effective upon the approval of the Plan by the Company’s shareholders. The Plan, as so amended, will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the effective date of the Plan.

SECTION II
Definitions

Unless the context indicates otherwise, the following terms have the meanings set forth below.

2.1	“Act” means the Securities and Exchange Act of 1934, as amended.

2.2	“Award” means Options, Stock Only Stock Appreciation Rights, Performance Share Units, or Restricted Share Awards granted pursuant to the Plan.

2.3	“Board” means the Board of Directors of the Company.

2.4	“Cause” means, with respect to any certain Participant:

i

Appendix A

2005 LONG-TERM PERFORMANCE COMPENSATION PLAN

(a)	The willful and continued failure by such Participant to substantially perform his or her duties with respect to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

(b)	The willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act shall be deemed “willful” if done or omitted to be done by the Participant in good faith and in the reasonable belief that such act or omission was in the best interest of the Company.

2.5	“Change in Control” means the occurrence of any of the following events:

(a)	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Act) other than an Exempt Person becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Act) (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding voting securities;

(b)	the Company’s shareholders approve a merger or consolidation of the Company with any other Person (other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets;

(c)	during any period of two consecutive years, individuals who were members of the Board at the beginning of such period (together with any individuals who became members of the Board after the beginning of such period whose election to the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either members of the Board at the beginning of such period or whose election as a member of the Board was previously so approved) for any reason cease to constitute a majority of the Board then in office; or

(d)	any other events determined by the Committee or the Board to constitute a Change in Control.

2.6	“Code” means the Internal Revenue Code of 1986, as amended.

2.7	“Committee” means the Compensation Committee of the Board.

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2005 LONG-TERM PERFORMANCE COMPENSATION PLAN

2.8	“Common Share” means a common share, no par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.9	“Company” means collectively The Andersons, Inc., any successor entity in a merger or consolidation, and any of its Subsidiaries, which elects to participate in the Plan with the approval of the Board.

2.10	“Disability” means permanent and total disability as defined under Section 22(e)(3) of the Code.

2.11	“Exempt Person” shall mean (i) any Person that was a holder of Common Shares on January 2, 1996; (ii) to the extent a Person described in (i) above is an individual, such Person’s spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates); (iii) any Person (a) of which Persons described in (i) and/or (ii) above own more than eighty percent (80%) of the voting shares or other voting interests thereof and (b) of which Persons described in (i) and/or (ii) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person; (iv) each Participant; (v) each employee benefit plan of the Company and (vi) any Person organized, appointed or established pursuant to the terms of any benefit plan described in (v) above. For purposes of this definition, “spouses” shall include widows and widowers until first remarried and “descendants” shall include descendants by adoption.

2.12	“Fair Market Value” as of a certain date means the fair market value of a Common Share as determined by the Committee or the Board, as applicable, in its sole discretion. In making such determination, the Committee or the Board, as applicable, may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.13	“Grant Date” as used with respect to Options and Stock Only Stock Appreciation Rights, means the date as of which such Options and Stock Only Stock Appreciation Rights are granted by the Committee or the Board, as applicable, pursuant to the Plan.

2.14	“Incentive Stock Option” or “ISO” means an Option conforming to the requirements of Section 422 of the Code.

2.15	“Long-Term Compensation” means an annual compensation amount determined by the Committee or the Board, as applicable, for each Participant and delivered in the form of Options, Stock Only Stock Appreciation Rights, Performance Share Units, or Restricted Stock at the discretion of the Committee or the Board.

2.16	“Non-Employee Director” shall have the meaning set forth in Rule 16b-3 or its successors promulgated under the Act.

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2.17	“Nonqualified Stock Option” or “NQO” means an Option granted pursuant to the Plan other than an Incentive Stock Option.

2.18	“Option” means an option to purchase Common Shares granted by the Committee or the Board pursuant to the Plan, which may be designated as either an “Incentive Stock Option” or a “Nonqualified Stock Option.”

2.19	“Participant” has the meaning set forth in Section V hereof.

2.20	“Performance Goals” means specific, objective financial performance measures set by the Committee or the Board with respect to an individual Participant or group of Participants.

2.21	“Performance Share Units” or “PSUs” has the meaning set forth in Section XI.

2.22	“Performance Period” means the appropriate period over which performance is to be measured as established by the Committee or Board in its sole discretion.

2.23	“Permitted Transferee” means, with respect to any Award (a) transferees by will or the laws of descent and distribution, (b) beneficiaries designated in writing by a Participant in a manner specified by the Board or the Committee and received prior to the Participant’s death and effective only upon such death, and (c) if the Award or the agreement upon which the Award is issued expressly permits, and so long as such transfer is made without consideration (i) a Participant’s Immediate Family, (ii) a trust solely for the benefit of the Participant’s Immediate Family, (iii) a partnership whose only partners are members of the Participant’s Immediate Family. The term “Immediate Family” means a Participant’s spouse and lineal ascendants and descendants, and adopted children.

2.24	“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization and any other entity or group.

2.25	“Plan” or “Amended Plan” means The Andersons, Inc. 2005 Long-Term Performance Compensation Plan, effective upon approval by the Company’s shareholders at their annual meeting on May 6, 2005, as set forth herein and as may be amended from time to time, subject to Section 15.1 hereof.

2.26	“Prior Plan” means The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan dated December 14, 2002 which shall terminate upon approval by the Company’s shareholders of the Plan as set forth herein.

2.27	“Restricted Share Awards” has the meaning set forth in Section XII.

2.28	“Retirement” means a Participant’s voluntarily leaving the employment of the Company upon or after his or her sixtieth birthday which is the earliest date a Participant would have a vested right to an accrued benefit under the Company’s Retiree Healthcare

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Program or any other voluntary termination of a Participant’s employment with the approval of the Committee or the Board.

2.29	“Stock Only Stock Appreciation Rights” or “SOSARs” has the meaning set forth in Section IX.

2.30	“Subsidiary” means a subsidiary corporation as defined in Section 424(f) of the Code.

2.31	“Target Performance Award” means a portion of a Participant’s Long-Term Compensation, as determined by the Committee or the Board, expressed as a specific dollar amount or as a number of Common Shares based upon the Fair Market Value of the Common Shares on the first day of the Performance Period.

2.32	“Terminated for Cause” or “Termination for Cause” means the termination of employment of a Participant by the Company for reasons of Cause.

2.33	“Terminated Without Cause” or “Termination Without Cause” means a Participant’s leaving the employment of the Company due to (a) the employee voluntarily terminates employment, other than in the face of imminent Termination for Cause, (b) death of the employee, (c) the employee’s Disability, (d) the employee’s Retirement, (e) the employee is terminated by the Company for reasons other than Cause.

2.34	“Vesting Period” means the appropriate period of time that active employment or service to the Company must be completed in order for restrictions to lapse on the sale of previously awarded Restricted Shares as established by the Committee or Board in its sole discretion.

SECTION III
Administration of the Plan

3.1	The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. At all times during which the Company has a class of securities registered under Section 12 of the Act, the Committee shall consist of not less than three Non-Employee Directors and the Committee shall be comprised solely of Non-Employee Directors who are both “Non-Employee Directors” under Rule 16b-3 promulgated under the Act and “outside directors” within the meaning of Code Section 162(m).

3.2	Authority of the Committee and the Board. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof. All powers which are

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vested in the Committee hereunder may also be exercised by the full Board of Directors, at its discretion. In the event of a conflict between actions taken by the Committee and the full Board, the action taken by the full Board shall control.

The Committee and the Board, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect; provided, however, that neither the Committee nor the Board may delegate its authority and powers (a) with respect to Persons subject to Section 16 of the Act (other than by the Board to the Committee) or (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3	Decisions Binding. All determinations and decisions made by the Committee or the Board shall be final, conclusive, and binding on all Persons, and shall be given the maximum deference permitted by law.

SECTION IV
Shares Subject to the Plan

4.1	Shares Subject to Plan. The Company shall reserve for issuance under the Plan 200,000 newly authorized Common Shares (the “Plan Shares”) plus all shares that remained available under The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan (the “Prior Plan”) upon the Prior Plan’s termination, subject to adjustment pursuant to Section 4.2 hereof. It is estimated that approximately 210,000 shares will remain available in the Prior Plan upon its termination on May 7, 2005. Plan Shares may be Common Shares now or hereafter authorized yet not issued or Common Shares already authorized, issued and owned or purchased by the Company. If and to the extent that any rights with respect to Plan Shares shall not be exercised by, or paid to, any Participant for any reason or if such rights shall terminate as provided herein, Plan Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2	Change in Capitalization In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as the Committee or the Board shall in its sole discretion deem appropriate, the aggregate number of Plan Shares and the terms of any existing Awards shall be adjusted by the Committee or the Board to reflect such change.

SECTION V
Eligibility

The Committee and the Board shall each have the discretion to select directors, officers and employees of the Company for participation in the Plan. The discretion of the Committee and the Board to select such Participants shall be absolute and no person otherwise eligible for

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participation shall have any right to participate. Only persons so selected shall be deemed “Participants” for purposes hereof.

SECTION VI
Vesting

6.1	General. Awards granted under the Plan shall vest at such times, and be subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion.

6.2	Special Vesting Events.

a.	Death, Retirement, Disability, or Termination Without Cause as a result of Sale of a Business Unit

     Options and Stock Only Stock Appreciation Rights (“SOSARs). Regardless of any vesting conditions established by the Committee or Board, any unvested Awards shall vest immediately and full. The Awards will expire on the earlier of (a) the original expiration date for such award, and (b) one year from the date of such event.

     Restricted Share Awards Regardless of any vesting conditions established by the Committee or the Board, any unvested Awards will become fully vested and all restrictions shall lapse as of the date of such event, making the Common Shares fully available and unrestricted as of the effective date of such event. Shares attributable to Restricted Stock Awards shall be issued as soon as practicable thereafter.

     Performance Share Units (“PSUs”) Unvested Award shall remain subject to the Performance Goals and Performance Period set forth in the Award agreement. The original number of PSUs granted and detailed in the Award agreement subject to performance vesting at the end of the Performance Period shall be adjusted to a number proportionate to the number of months of service, rounded to the nearest whole month, the Participant was actively employed during the Performance Period.

b.	Change in Control

     Options and Stock Only Stock Appreciation Rights Regardless of any vesting conditions established by the Committee or Board, any unvested Awards shall be immediately and fully vested on the date of such event. The Awards shall expire in accordance with the expiration provisions set forth in the Award agreement.

     Restricted Share Awards Regardless of any restrictions and vesting conditions established by the Committee or Board, any unvested Awards shall become fully vested and all restrictions will lapse on the date of such event, making the Common Shares fully available and unrestricted as of the effective date of such event. Shares attributable to Restricted Stock Awards shall be issued as soon as practicable thereafter.

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     Performance Share Units Regardless of any restrictions and vesting conditions established by the Committee or Board, any unvested Awards shall be immediately vested on the date of such event. For Award calculation purposes all Performance Goals applicable to such PSUs shall be deemed fully achieved. Participants shall receive one Common Share for each PSU granted and unvested as of the effective date of such event. Shares attributable to PSUs shall be issued as soon as practicable thereafter.

Nothing in this Section VI shall be construed as limiting a Participant’s opportunity to earn the reminder of his or her PSU Award for such Performance Period if the Company continues to maintain the plan after such Change in Control, or to earn additional PSU Awards in the event the Company institutes a new Award plan after such Change in Control.

c.	Voluntary Termination of Employment Without Cause.

     Options and Stock Only Stock Appreciation Rights Options and SOSARs held by Participants whose active employment is terminated voluntarily shall expire on the earlier of (a) the original expiration date for such Award and (b) one year from the date of such event. Unvested options and SOSARs shall continue to vest through to the end of such expiration period. At the end of such adjusted vesting period, any unvested Awards remaining shall be forfeited.

     Restricted Stock Awards. Any unvested Awards shall be forfeited at the end of termination of employment.

     Performance Share Units Any unvested Awards shall be forfeited at the end of termination of employment.

d.	Termination For Cause.

     Options and Stock Only Stock Appreciation Rights Any vested or unvested Awards shall be forfeited immediately, and any vesting period shall immediately expire.

     Restricted Stock Awards. Any unvested Awards shall be forfeited immediately.

     Performance Share Units Any unvested Awards shall be forfeited immediately.

6.3	Effect of Position Change. If the Participant has a job reclassification, job reassignment, or a change in employment status (a) a Participant’s Awards, except as otherwise described in this paragraph, shall not be reduced or retroactively terminated, (b) a Participant’s PSUs shall be prorated based on the number of months rounded to the nearest whole month, in an eligible classification, job or status, and (c) at the discretion of the Committee or Board, a Participant’s Performance Goals may be adjusted or his/her Awards vested, in whole or in part.

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SECTION VII
Non-transferability of Awards

Awards granted under the Plan shall not be transferable other than to Permitted Transferees. Each Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Award prior to such transfer.

SECTION VIII
Stock Options

8.1	Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 150,000. Options granted may be ISOs, NQOs, or a combination thereof.

8.2	Option Agreement. Each Option shall be evidenced by a written option agreement (an “Option Agreement”) that shall specify the Option price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or a NQO.

8.3	Option Price. The price for each Common Share deliverable upon the exercise of an Option (the “Option Price”) shall not be less than 100% of the Fair Market Value of the Company’s Common Shares as of the date the Option is granted; provided, however, that with respect to ISOs, if at the time that an ISO is granted, the Participant (together with Persons whose share ownership is attributable to the Participant pursuant to Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the Option Price of the ISO shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted.

8.4	Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion, subject to Plan Section VI. A Person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

8.5	Expiration of Options. Each Option shall terminate upon the first to occur of the events listed in this section.

(a)	the date for termination of such Option set forth in the Option Agreement applicable to such Option;

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(b)	the expiration of ten (10) years from the date such Option was granted;

(c)	the expiration of one year from the date of the Participant’s Termination Without Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of such Termination Without Cause shall result in the loss of favorable tax treatment for the Participant with respect to such ISO under the Code;

(d)	immediately upon any Termination For Cause.

8.6	Payment. The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee or the Board also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are tendered must have been held by the Participant or his or her Permitted Transferees for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee or the Board determines, in its sole discretion, to both provide legal consideration for the Common Shares and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant’s or such Permitted Transferee’s name) representing such Common Shares.

8.7	Certain Additional Provisions for Incentive Stock Options.

(a)	The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

(b)	ISOs may be granted only to persons who are employees of the Company at the time of grant.

(c)	No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of the Company’s or any of its Subsidiaries’ capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.

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SECTION IX
Stock Only Stock Appreciation Rights

9.1	Grant of Stock Only Stock Appreciation Rights (“SOSARs”). SOSARs are awards granting Participants a right to receive an amount of Common Shares determined by the increase in Fair Market Value of the Company’s Common Shares. SOSARs may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of SOSARs granted to each Participant. In no event will any SOSARs be granted with respect to any shares that are not traded on an established securities exchange.

9.2	SOSAR Agreement. Each SOSAR shall be evidenced by a written SOSAR Agreement (an “SOSAR Agreement”) that shall specify the grant price, the expiration date of the SOSAR, the number of SOSARs granted, any conditions to exercise of the SOSAR, including when the right to exercise becomes vested, and such other terms and conditions as the Committee, in its discretion, shall determine.

9.3	SOSAR Price. Each SOSAR granted shall have a grant price equal to the Fair Market Value as of the date of grant (“Grant Price”). The grant price shall be used to determine the value of the payment that is due upon exercise of the SOSAR.

9.4	Exercise of SOSARs. SOSARs granted under the Plan shall be exercisable at such times after vesting, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion. A Person electing to exercise a SOSAR shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

9.5	Expiration of SOSAR. Each vested SOSAR shall terminate upon the first to occur of the events listed in this section.

(a)	the date for termination of such SOSAR set forth in the SOSAR Agreement applicable to such SOSAR;

(b)	the expiration of ten (10) years from the date such SOSAR was granted;

(c)	the expiration of one year from the earliest of the date of the Participant’s Termination Without Cause.

(d)	immediately upon any Termination For Cause.

For purposes of this section, sale of the Participant’s business unit shall be treated as a termination of employment. Further, if subsequent to a termination of employment, death, Disability or Retirement, but before SOSARs are exercised, it is determined by the Committee that the Participant could have been terminated for Cause, due to actions or

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activities undertaken by the Participant before or after termination of employment, death, Disability, or Retirement, any remaining unexercised SOSARs shall expire.

9.6	Payment. The value payable upon exercise of a SOSAR (a) shall be equal to: (i) the Fair Market Value at the exercise date minus (ii) the Grant Price and (b) shall only be payable in Common Shares that are tradable on an established securities exchange; however, any fractional share may be paid in cash. For purposes of satisfying any withholding tax obligation, the Participant may elect at the date of exercise, subject to rules and procedures established by the Committee or the Board, to have any SOSAR value payable reduced by the amount of any withholding taxes.

As soon as practicable after receipt of a written notification of exercise, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant’s or such Permitted Transferee’s name) representing such Common Shares.

SECTION X
Compensation Payable in Common Shares, Options, or SOSARs

The Committee or the Board may, at any time and from time to time, at the request of a Participant, designate that a portion of such Participant’s compensation otherwise payable in cash be payable in Common Shares, Options or SOSARs. The Committee or the Board, as applicable, shall have the sole discretion to determine the value of the Common Shares, Options, or SOSARs so payable and the terms and conditions under which such Common Shares shall be issued or such Options or SOSARs shall be granted.

SECTION XI
Performance Share Units (“PSUs”)

11.1	Establishing Performance Share Units Awards. The Committee or the Board may, at any time and from time to time, grant awards of Performance Share Units (“PSUs”), to Participants on a contingency basis. Each PSU shall give the Participant the right to receive one Common Share, or a fraction thereof, dependent on achievement of specified performance results over a Performance Period established by the Committee or Board. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of PSUs to be granted to a Participant or group of Participants and the appropriate Performance Period. Prior to each Performance Period, the Committee or the Board shall determine (a) the PSU Award available for each Participant or group of Participants, (b) specific Performance Goals to be achieved during the Performance Period, and (c) the percentage of Performance Awards to be paid in relation to various Performance Goals achieved during the Performance Period. The PSUs awarded under the Plan shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

11.2	Must Achieve Threshold Performance. No individual PSUs will be paid under the Plan with respect to any Performance Period unless the Company as a whole achieves a

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threshold level of performance during such Performance Period, as specified by the Committee or the Board, as applicable.

11.3	Payment of Earned PSUs. PSUs earned under the Plan will be delivered to Participants in the form of Common Shares and payable at such date or dates after the Performance Period established at the discretion of the Committee or the Board. In order to avoid deferral of compensation, it is intended that any payment by issuance of Common Shares be closely after the end of the Performance Period and no later than 75 days following the conclusion of the Performance Period.

No payment will be required from the Participant upon the issuance or delivery of any Common Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

11.4	Vesting of PSUs. In order to be eligible to receive any payment earned based on a PSU, a Participant must be actively employed by the Company as of the end of the Performance Period except as set forth in Section VI or in the award agreement for the PSUs, Participants in the Plan have no vested rights to PSUs earned under the Plan until the end of the Performance Period. Additional exceptions to the conditions set forth in paragraphs (11.1) and (11.2) above may be made by the Committee or the Board, in their sole discretion.

11.5	Mid-hires or Transfers. An employee of the Company who becomes a Participant on or before June 30 of any calendar year will be eligible to participate in the Plan and be awarded PSUs effective with the Performance Period beginning immediately prior to the date such employee becomes an active Participant. Such Participant’s PSUs award will be prorated to reflect the number of days rounded to the nearest whole month of active employment during the initial Performance Period. Employees hired after June 30 of any year will not be eligible to participate in the Plan until the commencement of the next Performance Period immediately following the date such employee begins employment with the Company.

11.6	Rights as a Shareholder. A Participant granted PSUs shall not be entitled to any shareholder rights with respect to Common Shares subject to the PSU Award, during the applicable Performance Period, including the right to receive dividends or to vote the Common Shares subject to the PSU.

11.7	Equivalent Dividends. If any dividends are paid with respect to Common Shares during the Performance Period, additional PSUs shall be awarded at the end of the Performance Period to each Participant having PSUs at such dividend dates equivalent to the Common Shares that could be purchased with the dividends that would have been paid had the Participant’s PSUs been Common Shares. Any such additional PSUs awarded shall be subject to the same terms, conditions and restrictions as the underlying PSUs that resulted in the additional PSUs. For this purpose, it is permissible to award fractional shares, although any payment of the Award when earned shall have the number of shares rounded to the nearest whole share.

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SECTION XII
Restricted Share Awards

12.1	Establishing Restricted Share Awards. Restricted Shares are Awards of Common Stock to one or more Participants, the actual issuance of which is subject to certain restrictions and contingencies, as the Committee or the Board may, at any time and from time to time establish. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Restricted Shares to be granted to a Participant or group of Participants and the terms and conditions of such grant.

Each Restricted Share Award granted under the Plan shall be evidenced by an agreement in such form as the Committee or Board shall prescribe from time to time and shall be registered on the books of the Company as represented by the registrar and transfer agent in book form. The Restricted Share Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

12.2	Prohibition on Disposition. Any attempt to dispose of Restricted Shares in contravention of such restrictions shall be null and void and without effect. The Restricted Shares shall be registered in book form on the books of the Company until the Vesting Period on the restrictions has lapsed.

12.3	Payment of Earned Awards. Upon the expiration of the Vesting Period or termination of the restrictions prescribed by the Committee or the Board, the restrictions applicable to the Restricted Share Awards shall lapse and one or more certificates for the number of aggregate Common Shares due shall be delivered, free and clear of all restrictions, except those that may be imposed by law, to the Participant or the Participant’s beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Common Shares but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions end) of such fractional share to the Participant or the Participant’s beneficiary or estate, as the need may be.

No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be required to be paid.

12.4	Dividends. Dividends paid on Restricted Share Awards shall be either paid at the dividend payment date in cash or in shares of unrestricted Common Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares or other investment vehicles as the Committee or Board shall prescribe. Shares distributed in connection with a Common Share split or dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share Awards with respect to which such

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Shares or other property has been distributed unless otherwise determined by the Committee or the Board.

12.5	Rights as a Shareholder. A Participant shall have the right to receive dividends, as described in paragraph 12.4, on Common Shares subject to the Restricted Share Award during the Vesting Period to vote the Shares subject to the Restricted Share Award and to enjoy all other shareholder rights, except that the Participant shall not be entitled to delivery of the share certificates until the applicable restriction period shall have lapsed.

SECTION XIII
No Right to Continued Employment

Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant’s employment relationship at any time for cause or without cause.

SECTION XIV
Withholding Taxes

As a condition of delivery of Common Shares upon exercise of an Option or SOSAR, the issuance of Common Shares as share restrictions are lifted, or the issuance of Common Shares as payment of a PSU Award, the Company shall be entitled to require that the Participant and/or his or her Permitted Transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:

(a)	Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option, or SOSAR or when restrictions lapse regarding Restricted Shares, or in payment of an earned PSU amount, the Company shall have the right to require the Participant and/or his or her Permitted Transferees to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

(b)	Share Withholding or Remittance. In lieu of the remittance required by Section XIV(a) hereof or, if greater, the Participant’s estimated federal, state and local tax obligations associated with an Award hereunder, a Participant who is granted an Award and a Permitted Transferee may, to the extent approved by the Committee or the Board, irrevocably elect by written notice to the Company at the office of the Company designated for that purpose, to have the Company withhold from any Award hereunder Common Shares having a Fair Market Value as of the date on which any such tax is determined equal to the amount to be withheld, if any, rounded up to the nearest whole share attributable to such exercise, occurrence or

Appendix A

2005 LONG-TERM PERFORMANCE COMPENSATION PLAN

grant; provided, however, that no election made by a Participant to have Common Shares withheld from any Award shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.

(c)	Participants Subject to Section 16(b). Notwithstanding any other provision herein, a share withholding election in connection with the exercise of an Option may be made by a Participant who is subject to Section 16(b) of the Act subject to the following additional restrictions: (1) it may not be made within six months after the grant of such Option (except in the case of the Death or Disability of the Participant) and (2) it must be made either (a) six months or more prior to the date as of which the amount of tax to be withheld is determined (the “Tax Date”), or (b) within a ten day “window period” preceding the Tax Date beginning on the third business day following the release of the Company’s quarterly or annual summary statement of sales and earnings.

SECTION XV
Amendment or Termination of the Plan

15.1	Amendment. The Board may, from time to time but not more often than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder), amend, modify or suspend the Plan, but no such amendment, modification or suspension without the approval of the shareholders shall increase the maximum number (determined as provided in the Plan) of Plan Shares, other than as provided in Section 4.2 hereof. The Committee or the Board shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

15.2	Termination. The Plan shall terminate on May 6, 2015; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive Awards previously granted hereunder without such Participant’s consent. All Awards granted hereunder shall continue to be valid and binding obligations of the Company going forward on the same terms and conditions as set forth herein and in the applicable Award Agreements.

In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee or the Board shall make such adjustment as it deems appropriate in the number and kind of Plan Shares, and in the exercise price of outstanding Options and SOSARs. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company’s obligations regarding Options and SOSARs and Performance Restricted Share Units, and Restricted Share Awards that were granted hereunder and that are outstanding on the date

Appendix A

2005 LONG-TERM PERFORMANCE COMPENSATION PLAN

of such event shall, on such terms as may be approved by the Committee or the Board prior to such event, be assumed by the surviving or continuing corporation or cancelled in exchange for property (including cash) in amounts determined by the Committee or the Board.

PROXY - THE ANDERSONS, INC.

Meeting Details
Location: The Andersons Inc. General Office Building, 480 W. Dussel Dr., Maumee OH 43537; 1:30 p.m. Local Time
Proxy solicited by Board of Directors for Annual Meeting – May 6, 2005

The undersigned hereby appoints Matthew C. Anderson, Dale W. Fallat and Naran U. Burchinow and each of them, proxies with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on May 6, 2005 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

THIS PROXY, WHEN PROPERY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE APPROVAL OF THE 2005 LONG-TERM PERFORMANCE COMPENSATION PLAN, AND FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2005.

Important - This Proxy must be signed and dated on the reverse side. Thank you for voting.

IF YOU HOLD SHARES THROUGH A BROKERAGE FIRM, IN YOUR OWN NAME, OR THROUGH THE 401K, YOU MAY HAVE MORE THAN ONE PROXY TO COMPLETE.

IF VOTING BY U.S. MAIL, PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE ON OR BEFORE APRIL 28, 2005.

Telephone and Internet Voting Instructions
 You can vote by telephone OR Internet! Available 24 Hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

•	Call toll free 1-866-416-8421 in the United States of Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.

To vote using the Internet

•	Go to the following web site: WWW.COMPUTERSHARE.COM/US/PROXY

•	Enter the information requested on your computer screen and follow the simple instructions

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 6, 2005.

THANK YOU FOR VOTING.

The Andersons, Inc.

[Name and address of shareholder]

☐ Mark this box with an X if you have made changes to your name or address details above

Annual Meeting Proxy Card

A.	Election of directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

1.	The Board of directors recommends a vote FOR the listed nominees. The Election of ten Directors to hold office for a one-year term:

	For	Withhold		For	Withhold		For	Withhold
Michael J. Anderson	☐	☐	Paul M. Kraus	☐	☐	Charles A. Sullivan	☐	☐
Richard P. Anderson	☐	☐	Donald L. Mennel	☐	☐	Jacqueline F. Woods	☐	☐
Thomas H. Anderson	☐	☐	David L. Nichols	☐	☐
John F. Barrett	☐	☐	Sidney A. Ribeau	☐	☐

B.	Issues

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	Approval of the 2005 Long-Term Performance Compensation Plan	☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the year ending December 31, 2005.	☐	☐	☐

Mark this box with an X if you plan to attend the Annual Meeting.     ☐

C.	Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.

Note: Please sign your name(s) EXACTLY as your name(s) appear on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature 1		Signature 2		Date (mm/dd/yyyy)
[	]	[	]	[ / / ]